  As Filed with the Securities and Exchange Commission on April 21, 1998
                                                         Registration No. 333-
==============================================================================
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C.  20549
                          -----------------------
                                 FORM S-8
                          REGISTRATION STATEMENT
                                   Under
                        THE SECURITIES ACT OF 1933
                          -----------------------
                          SEALED AIR CORPORATION
          (Exact name of Registrant as specified in its charter)

            DELAWARE                              65-0654331
(State or other jurisdiction of               (I.R.S. Employer
 incorporation or organization)              Identification No.)

                               Park 80 East
                      Saddle Brook, New Jersey 07663
(Address, including zip code, of Registrant's principal executive offices)

                           Contingent Stock Plan
                         of Sealed Air Corporation
                         (Full Title of the Plan)

                         H. Katherine White, Esq.
                  Assistant General Counsel and Secretary
                          Sealed Air Corporation
                               Park 80 East
                      Saddle Brook, New Jersey 07663
                              (201) 791-7600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                              CALCULATION OF REGISTRATION FEE
============================================================================================================================
                                                                     Proposed              Proposed
                                                    Amount           Maximum               Maximum             Amount of
                  Title of                          to be         Offering Price      Aggregate Offering      Registration
         Securities to be Registered              Registered       Per Share(1)            Price(1)               Fee
----------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.10 per share            450,450            $6.15               $2,770,268              $818
----------------------------------------------------------------------------------------------------------------------------

1. Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c), based on 10% of the average of the high and low prices of the Registrant's Common Stock reported in the consolidated reporting system for New York Stock Exchange traded securities on April 17, 1998.

      This Registration Statement also covers such additional shares of Common Stock as may be issuable pursuant to antidilution provisions.
==============================================================================


                                  PART II

                        INFORMATION REQUIRED IN THE
                          REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

               The following documents filed by the Registrant (File No. 1-12139) with the Securities and Exchange Commission are incorporated by reference into this Registration Statement:

              (a) Annual Report on Form 10-K of W. R. Grace & Co. for the year ended December 31, 1997;

              (b) Current Report on Form 8-K of W. R. Grace & Co. dated February 9, 1998;

              (c) Current Report on Form 8-K of Sealed Air Corporation (formerly named W. R. Grace & Co.) dated March 31, 1998;

              (d) Current Report on Form 8-K of Sealed Air Corporation (formerly named W. R. Grace & Co.) dated April 2, 1998;

              (e) the description of the Registrant's common stock contained in the Registrant's Joint Proxy Statement/Prospectus filed as part of the Registrant's Registration Statement on Form S-4, declared effective on February 13, 1998.

               All documents filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the respective date of filing of each such document.

Item 4. Description of Securities

               The securities to be offered are registered under Section 12(b) of the 1934 Act.

Item 5. Interest of Named Experts and Counsel

               The validity of the shares of Common Stock offered under the Contingent Stock Plan of Sealed Air Corporation has been passed upon for the Registrant by H. Katherine White, Esq., Assistant General Counsel and Secretary of the Registrant. As of the date of this Registration Statement, Ms. White was employed by the Registrant and was the beneficial owner of approximately 29,106 shares of Common Stock of the Registrant.

Item 6. Indemnification of Directors and Officers

               Section 145 of the General Corporation Law of the State of Delaware (the "General Corporation Law") provides that: (1) under certain circumstances a corporation may indemnify a director or officer made party to, or threatened to be made party to, any civil, criminal, administrative or investigative action, suit or proceeding (other than an action by or in the right of the corporation) because such person is or was a director, officer, employee or agent of the corporation, or because such person is or was so serving another enterprise at the request of the corporation, against expenses, judgments, fines and amounts paid in settlement reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to criminal cases, had no reasonable cause to believe such person's conduct was unlawful; (2) under certain circumstances a corporation may indemnify a director or officer made party to, or threatened to be made party to, any action or suit by or in the right of the corporation for judgment in favor of the corporation because such person is or was a director, officer, employee or agent of the corporation, or because such person is or was so serving another enterprise at the request of the corporation, against expenses reasonably incurred by such person in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation; and (3) a director or officer shall be indemnified by the corporation against expenses reasonably incurred by such person in connection with and to the extent that such person has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in the preceding clauses, or in defense of any claim, issue or matter therein.

               Under Article ELEVENTH of the Registrant's Amended and Restated Certificate of Incorporation and Article 8 of the Registrant's By-laws, indemnification of directors and officers is provided for to the fullest extent permitted under the General Corporation Law. Article TWELFTH of the Registrant's Amended and Restated Certificate of Incorporation eliminates the liability of directors for monetary damages for breach of fiduciary duty as directors, except for liability (1) for any breach of the director's duty of loyalty to the Registrant or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under Section 174 of the General Corporation Law (which relates to the payment of unlawful dividends or unlawful stock purchases or redemptions), or (4) for any transaction from which the director derived an improper personal benefit. The General Corporation Law, the Registrant's Amended and Restated Certificate of Incorporation and the By-laws of the Registrant permit the purchase by the Registrant of insurance for indemnification of directors and officers. The Registrant currently maintains directors and officers liability insurance.

               The foregoing summary of Section 145 of the General Corporation Law, Articles ELEVENTH and TWELFTH of the Amended and Restated Certificate of Incorporation of the Registrant and Article 8 of the By-laws of the Registrant is qualified in its entirety by reference to the relevant provisions of
Section 145, the relevant provisions of the Registrant's Amended and Restated Certificate of Incorporation, which are incorporated herein by reference to
Exhibit 3.1 to the Registrant's Current Report on Form 8-K dated March 31, 1998, and the relevant provisions of the Registrant's By-laws, which are incorporated herein by reference to Exhibit 3.2 to the Registrant's Current Report on Form 8-K dated March 31, 1998.

Item 7. Exemption from Registration Claimed

               Not applicable.

Item 8. Exhibits

               Reference is made to the Exhibit Index.

Item 9. Undertakings

              (a) The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
       Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration settlement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.



                                SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Saddle Brook, State of New Jersey, on this 20th day of April, 1998.

                            SEALED AIR CORPORATION



                            By: /s/ T. J. Dermot Dunphy
                               ---------------------------------------------
                               Name: T. J. Dermot Dunphy
                               Title: Chairman of the Board, Chief Executive
                                          Officer and Director



               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose individual signature appears below hereby authorizes T. J. Dermot Dunphy, William V. Hickey and H. Katherine White, and each of them, as attorneys-in-fact, with full power of substitution, to execute, in the name and on behalf of each such person and in any and all capacities, and to file any amendment to this Registration Statement (and all other registration statements to which the prospectus related to this Registration Statement also relates pursuant to Rule 429 of the General Rules and Regulations under the Securities Act of 1933, as amended), including any and all post-effective amendments.

         Signature                         Title                     Date
         ---------                         -----                     ----

  /s/ T. J. Dermot Dunphy      Chairman of the Board,           April 21, 1998
----------------------------   Chief Executive Officer and
   (T.J. Dermot Dunphy)        Director


      /s/ Horst Tebbe          Vice President-Finance and       April 21, 1998
----------------------------   Chief Financial Officer
       (Horst Tebbe)           (Principal Financial Officer)


   /s/ Jeffrey S. Warren       Controller                       April 21, 1998
----------------------------   (Principal Accounting
    (Jeffrey S. Warren)        Officer)


                                         Director
----------------------------
       (Hank Brown)

    /s/ John K. Castle                   Director               April 21, 1998
----------------------------
     (John K. Castle)

                                         Director
----------------------------
    (Christopher Cheng)

   /s/ Lawrence R. Codey                 Director               April 21, 1998
----------------------------
    (Lawrence R. Codey)

/s/ Charles F. Farrell, Jr.              Director               April 21, 1998
----------------------------
 (Charles F. Farrell, Jr.)

     /s/ David Freeman                   Director               April 21, 1998
----------------------------
      (David Freeman)

                                         Director
----------------------------
   (Virginia A. Kamsky)

    /s/ Alan H. Miller                   Director               April 21, 1998
----------------------------
     (Alan H. Miller)

                                         Director
----------------------------
     (John E. Phipps)

   /s/ R. L. San Soucie                  Director               April 21, 1998
----------------------------
    (R. L. San Soucie)





                                 EXHIBIT INDEX

 Exhibit
  Number                                     Description

    4.1      Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to the Registrant's Current Report on Form 8-K dated March 31, 1998).
    4.2      Amended and Restated By-laws of the Registrant (incorporated by reference to the
             Registrant's Current Report on Form 8-K dated March 31, 1998).
    4.3      Contingent Stock Plan of Sealed Air Corporation.
    4.4      Form of Contingent Stock Purchase Agreement - Non-Officer Employee.
    4.5      Form of Contingent Stock Purchase Agreement - Officer.
    4.6      Form of Contingent Stock Purchase Agreement - Section 162(m) Officer.
    5.1      Opinion of H. Katherine White, Esq.
   23.1      Consent of Price Waterhouse LLP.
   23.2      Consent of KPMG Peat Marwick LLP.
   23.3      Consent of H. Katherine White, Esq. (included in Exhibit 5.1).
   24.1      Power of Attorney (included in Signature Page).